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Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements of Phoenix Technologies Ltd. (Form S-8 File Numbers 33-58027, 33-67858, 33-30939, 33-44211, 33-81984, 333-37063 and 333-20447; Form S-3
File Number 333-16309) of our report dated October 21, 1997, with respect to the consolidated financial statements and schedule of Phoenix Technologies Ltd. included in the Annual Report (Form 10-K) for the year ended September 30, 1997.

                                            ERNST & YOUNG LLP


San Jose, California
December 15, 1997


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